Exhibit 99.1

NEWS RELEASE
Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507‑1923
Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507‑1910

Magellan Health Reports First Quarter 2020 Financial Results

PHOENIX – May 11, 2020 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the first quarter ended March 31, 2020, as summarized below:

	Three Months Ended
	March 31
(In millions, except per share amounts)
	2020	2019	Chg
Net revenue	$1,794.3	$1,739.5	3.2%
Net income	$18.3	$0.4	4134.3%
Segment profit [1]	$74.8	$45.6	64.3%
Adjusted net income [1]	$28.6	$9.6	199.3%
Earnings per share	$0.73	$0.02	3550.0%
Adjusted earnings per share [1]	$1.15	$0.40	187.5%

[1]Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights:

•	Net revenue increased 3.2 percent over the first quarter of 2019 to $1.8 billion.
•	Net income increased 4134.3 percent over the first quarter of 2019 to $18.3 million.
•	Segment profit increased 64.3 percent over the first quarter of 2019 to $74.8 million.
•	Adjusted net income increased 199.3 percent over the first quarter of 2019 to $28.6 million.
•

Unrestricted cash and investments were $281.2  million as of March 31, 2020. Approximately $123.3 million of the unrestricted cash and investments at March 31, 2020 is related to excess capital and undistributed earnings held at regulated entities.

•	The Company is maintaining its full year 2020 earnings guidance.
•

On March 18, 2020, the Company announced the offering of several services and resources in response to the spread of the novel coronavirus (COVID‑19) including the digital cognitive behavioral therapy (DCBT) app, RESTORE®, at no cost for individuals experiencing sleep difficulty and insomnia.

•	On March 20, 2020, the Company expanded telehealth services and implemented additional initiatives to help support clients during the COVID‑19 pandemic.
•	On April 10, 2020, the Company opened a free national 24‑hour crisis line for all first responders and healthcare workers who are serving on the front lines battling the coronavirus pandemic.
•	On April 30, 2020, the Company and Molina Healthcare, Inc. entered into definitive agreements to divest Magellan Complete Care.

“Magellan Health has a vital, ongoing and shared responsibility in protecting the mental and physical health of millions of people,” said Kenneth Fasola, chief executive officer of Magellan Health. “In fact, the coronavirus pandemic has made abundantly clear what we already knew – the behavioral health of individuals remains a critical societal need, presenting challenges for health plans, employers and government payors – a challenge and opportunity Magellan is well positioned to address.”

Divestiture of Magellan Complete Care

On April 30, 2020, the Company announced that it entered into a definitive agreement with Molina Healthcare, Inc. to sell its Magellan Complete Care (MCC) business to Molina for a cash purchase price of $850 million, subject to regulatory approvals and other customary closing conditions. MCC, with revenue of over $2.7 billion in 2019, manages full-service Medicaid and Medicare health plans including Magellan Complete Care in Arizona, Florida and Virginia; Senior Whole Health in Massachusetts and New York; and TMG by Magellan in Wisconsin. The transaction is expected to be completed by the end of the first quarter of 2021.

“The sale of Magellan Complete Care tightens our focus, strengthens our balance sheet and creates a new, multi-faceted strategic relationship with Molina Healthcare, a Fortune 500 company with a strong reputation for serving states and their beneficiaries’ health care needs,” said Fasola. “This divestiture will provide Magellan with additional financial flexibility to invest in our remaining businesses and supports our vision to become the leading independent payor services company offering behavioral health,  specialty health, and pharmacy management solutions for high cost, chronic populations on a carve-out or integrated basis.”

Net Revenue

Net revenue for the first quarter ended March 31, 2020, was $1.8 billion, which represents an increase of three percent over the same period in 2019. This increase was mainly driven by growth within Magellan Complete Care.

Segment Profit

Segment profit was $74.8 million for the first quarter, compared to $45.6 million in the prior year quarter, including approximately $12 million of favorable out-of-period items, primarily related to MCC reserve development.

•

Healthcare segment profit was $62.1 million, which represents an increase of $17.1 million versus the first quarter of 2019.  This increase is driven by favorable prior period development and utilization results, particularly in MCC of Virginia and New York, as well as reinstatement of the Health Insurer Fee.

•

Pharmacy Management segment profit was $20.9 million, which was an increase of $12.6 million from the first quarter of 2019. This year-over-year increase was primarily driven by improved gross margins from our PBM business as well strong performance within our specialty drug management portfolio.

•	Corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $8.2 million, compared to $7.7 million in the prior year’s quarter.

Cash Flow & Balance Sheet

Cash flow from operations for the quarter ended March 31, 2020, was $31.7 million, as compared to $35.4 million in the first quarter of 2019.

As of March 31, 2020, the Company’s unrestricted cash and investments totaled $281.2 million, an increase of $85.8 million from the balance at December 31, 2019. Approximately $123 million of the unrestricted cash and investments at March 31, 2020 is related to excess capital and undistributed earnings held at regulated entities, including $94 million at MCC entities. Thus, the Company had over $150 million in unrestricted cash at the parent as of March 31, 2020.

“Magellan posted strong first quarter results and while COVID‑19 presents uncertainties, our business fundamentals are on track,” said Jonathan N. Rubin, chief financial officer, Magellan Health. “We’ve taken bold steps to refine our strategy, lock in value, and provide financial flexibility to the company moving forward.”

Earnings Conference Call

Management will discuss the Company’s first quarter results on a conference call scheduled for Monday,  May 11, 2020 at 8:00 a.m. Eastern. To participate in the conference call, dial 1‑888‑566‑5773 and use passcode “1st Quarter 2020 Earnings Call” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan’s investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through June 10,  2020. This replay may be accessed by dialing 1‑800‑374‑1820 (Domestic) or 1‑402‑998‑0909 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This press release, and oral statements made in connection with this release, include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, express or implied forward-looking statements relating to 2020 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, and adjusted earnings per share; growth and margin opportunities and initiatives; business environment, long term opportunities and strategy; transformation, process improvement and innovation initiatives; our expectations regarding the benefits to the Company of the transaction to sell the Magellan Complete Care business (the “transaction”), the ability of the Company to obtain regulatory approvals for the transaction and to satisfy other closing conditions, the anticipated timing of the closing of the transaction, the benefits to the Company of the commercial agreements entered into in connection with the transaction, the ability of the Company to use the proceeds of the transaction to fund future growth initiatives or otherwise create value for the Company, the ability of the Company to strategically focus on enhancing its behavioral and specialty health business, as well as the continued growth of its pharmacy business, and the ability of the Company to achieve our strategic and growth goals. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the effectiveness of business continuity plans during the COVID‑19 pandemic, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10‑K, its Quarterly Report on Form 10‑Q for the quarter ended March 31, 2020, to be filed with the Securities and Exchange Commission later today which contains updated or supplemental risk factors on information security and cyber-security matters, and extraordinary events including the COVID‑19 pandemic, and subsequent reports on Forms 10‑Q and 8‑K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2019	March 31, 2020
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$325,249	$383,963
Accounts receivable, net	890,065	923,716
Short-term investments	334,489	350,192
Pharmaceutical inventory	44,962	42,333
Other current assets	78,278	106,820
Total Current Assets	1,673,043	1,807,024
Property and equipment, net	138,422	143,260
Long-term investments	10,668	6,289
Deferred income taxes	1,840	698
Other long-term assets	82,700	96,389
Goodwill	1,018,156	1,018,156
Other intangible assets, net	167,344	153,095
Total Assets	$3,092,173	$3,224,911

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$88,415	$104,359
Accrued liabilities	284,024	320,826
Medical claims payable	409,533	392,141
Other medical liabilities	124,684	128,454
Current debt, finance lease and deferred financing obligations	3,491	84,402
Total Current Liabilities	910,147	1,030,182
Long-term debt, finance lease and deferred financing obligations	679,125	647,624
Deferred income taxes	17,034	23,235
Tax contingencies	14,841	16,021
Deferred credits and other long-term liabilities	73,243	76,246
Total Liabilities	1,694,390	1,793,308

Stockholders’ Equity:
Ordinary common stock	543	546
Additional paid-in capital	1,386,616	1,402,797
Retained earnings	1,475,207	1,493,044
Accumulated other comprehensive income (loss)	144	(57)
Ordinary common stock in treasury, at cost	(1,464,727)	(1,464,727)
Total Stockholders’ Equity	1,397,783	1,431,603
Total Liabilities and Stockholders’ Equity	$3,092,173	$3,224,911

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2020
Net revenue:
Managed care and other	$1,223,979	$1,272,936
PBM	515,510	521,371
Total net revenue	1,739,489	1,794,307

Costs and expenses:
Cost of care	941,961	951,642
Cost of goods sold	489,793	486,142
Direct service costs and other operating expenses (1)(2)	271,924	287,731
Depreciation and amortization	30,708	28,684
Interest expense	9,107	9,029
Interest and other income	(4,974)	(3,759)
Total costs and expenses	1,738,519	1,759,469
Income before income taxes	970	34,838
Provision for income taxes	539	16,588
Net income	$431	$18,250

Weighted average number of common shares outstanding — basic	23,946	24,728
Weighted average number of common shares outstanding — diluted	24,213	24,869

Net income per common share — basic	$0.02	$0.74
Net income per common share — diluted	$0.02	$0.73

Net income	$431	$18,250
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities (3)	320	(201)
Comprehensive income	$751	$18,049

(1)	Includes stock compensation expense of $9,607 and $6,057 for the three months ended March 31, 2019 and 2020, respectively.
(2)	Includes changes in fair value of contingent consideration of $144 for the three months ended March 31, 2019.
(3)	Net of income tax provision (benefit) of $100 and $(67) for the three months ended March 31, 2019 and 2020, respectively..

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2019	2020
Cash flows from operating activities:
Net income	$431	$18,250
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	30,708	28,684
Non-cash interest expense	326	585
Non-cash stock compensation expense	9,607	6,057
Non-cash income tax (benefit) provision	(250)	7,802
Non-cash amortization on investments	(192)	325
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(23,804)	(33,291)
Pharmaceutical inventory	(6,333)	2,629
Other assets	(10,835)	(41,862)
Accounts payable and accrued liabilities	20,399	52,746
Medical claims payable and other medical liabilities	19,671	(13,622)
Contingent consideration	(1,609)	-
Tax contingencies	83	925
Deferred credits and other long-term liabilities	(2,889)	3,003
Other	111	(505)
Net cash provided by operating activities	35,424	31,726

Cash flows from investing activities:
Capital expenditures	(12,642)	(15,719)
Acquisitions and investments in businesses, net of cash acquired	(320)	(369)
Purchases of investments	(172,766)	(164,311)
Proceeds from maturities and sales of investments	128,748	152,394
Net cash used in investing activities	(56,980)	(28,005)

Cash flows from financing activities:
Proceeds from borrowings on revolving line of credit	-	80,000
Payments to acquire treasury stock	(4,124)	-
Proceeds from exercise of stock options	2,045	10,903
Payments on debt, finance lease and deferred financing obligations	(7,323)	(34,774)
Payments on contingent consideration	(6,247)	-
Other	(1,702)	(1,136)
Net cash (used in) provided by financing activities	(17,351)	54,993

Net (decrease) increase in cash and cash equivalents	(38,907)	58,714
Cash and cash equivalents at beginning of period	272,308	325,249
Cash and cash equivalents at end of period	$233,401	$383,963

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2019	2020
Healthcare
Managed care and other revenue	$1,164,253	$1,208,674
Cost of care	(941,961)	(951,642)
Direct service costs and other	(179,190)	(196,909)
Stock compensation expense (1)	1,750	2,021
Changes in fair value of contingent consideration (1)	144	-
Healthcare segment profit	44,996	62,144

Pharmacy Management
Managed care and other revenue	59,895	64,435
PBM revenue	556,565	573,778
Cost of goods sold	(530,207)	(537,574)
Direct service costs and other	(79,635)	(81,866)
Stock compensation expense (1)	1,672	2,107
Pharmacy Management segment profit	8,290	20,880

Corporate and Elimination (2)
Managed care and other revenue	(169)	(173)
PBM revenue	(41,055)	(52,407)
Cost of goods sold	40,414	51,432
Direct service costs and other	(13,099)	(8,956)
Stock compensation expense (1)	6,185	1,929
Corporate and Elimination	(7,724)	(8,175)

Consolidated
Managed care and other revenue	1,223,979	1,272,936
PBM revenue	515,510	521,371
Cost of care	(941,961)	(951,642)
Cost of goods sold	(489,793)	(486,142)
Direct service costs and other	(271,924)	(287,731)
Stock compensation expense (1)	9,607	6,057
Changes in fair value of contingent consideration (1)	144	-
Consolidated segment profit	$45,562	$74,849

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$970	$34,838
Stock compensation expense	9,607	6,057
Changes in fair value of contingent consideration	144	-
Depreciation and amortization	30,708	28,684
Interest expense	9,107	9,029
Interest and other income	(4,974)	(3,759)
Segment profit	$45,562	$74,849

(1)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2020

Net income	$431	$18,250
Adjusted for acquisitions starting in 2013
Changes in fair value of contingent consideration	144	-
Amortization of acquired intangibles	12,272	14,191
Tax impact	(3,282)	(3,816)
Adjusted net income	$9,565	$28,625

Net income per common share—diluted	$0.02	$0.73
Adjusted for acquisitions starting in 2013
Changes in fair value of contingent consideration	0.01	-
Amortization of acquired intangibles	0.50	0.57
Tax impact	(0.13)	(0.15)
Adjusted earnings per share	$0.40	$1.15

(MGLN-GEN)

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